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                                                                    Exhibit 10.4

                              EMPLOYMENT AGREEMENT


          This EMPLOYMENT AGREEMENT dated as of June 1, 1999, between I.D. Systems, Inc. a Delaware corporation (the "COMPANY"), and N. Bert Loosmore ("EMPLOYEE").


                              W I T N E S S E T H :


          WHEREAS, Employee has been employed directly or indirectly by the Company for several years; and

          WHEREAS, the Company desires that Employee continue to be employed by it and render services to it, and Employee is willing to be so employed and to render such services to the Company, all upon the terms and subject to the conditions contained herein.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1. EMPLOYMENT. Subject to and upon the terms and conditions contained in this Agreement, the Company hereby agrees to continue to employ Employee and Employee agrees to continue in the employ of the Company, for the period set forth in Paragraph 2 hereof, to render to the Company, its affiliates and/or subsidiaries the services described in Paragraph 3 hereof.

          2. TERM. Employee's term of employment under this Agreement shall be three (3) years, commencing on the date hereof and continuing through and including May 31, 2002, unless extended in writing as provided below or earlier terminated pursuant to the terms and conditions set forth herein (the "EMPLOYMENT TERM").

          3. DUTIES. (a) Employee shall serve as a senior executive of the Company subject to the authority of the Board of Directors of the Company. If elected by the Board of Directors, Employee will serve as Executive Vice President of Engineering of the Company. Employee shall perform all duties and services incident to the positions held by him.

               (b) Employee agrees to abide by all By-laws and policies of the Company promulgated from time to time by the Company.

          4. EXCLUSIVE SERVICES AND BEST EFFORTS. Employee agrees to devote his best efforts, energies and skill to the discharge of the duties and responsibilities attributable to his position, and to this end, he will devote his full time and attention during regular business hours to




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the business and affairs of the Company, subject to the provisions of the last sentence of subparagraph 11(b) hereof.

          5. COMPENSATION. (a) As compensation for his services and covenants hereunder, Employee shall receive a salary ("SALARY"), payable pursuant to the Company's normal payroll procedures in place from time to time, at the rate of $96,000 per annum, less all necessary and required federal, state and local payroll deductions. Employee shall be entitled to receive salary increases as may be determined from time to time by the Board of Directors of the Company.

               (b) In addition to such Salary, Employee shall be entitled to receive such bonuses as may be determined from time to time by the Board of Directors of the Company and shall be eligible to receive stock options entitling Employee to acquire shares of Common Stock under the Company's 1999 Stock Option Plan, pursuant to the policies of the Company from time to time to generally make available stock options, to executive employees.

          6. BUSINESS EXPENSES. Employee shall be reimbursed for, and entitled to advances (subject to repayment to the Company if not actually incurred by Employee) with respect to those business expenses incurred by him which are reasonable and necessary for Employee to perform his duties under this Agreement in accordance with policies established from time to time by the Company.

          7. EMPLOYEE BENEFITS. (a) During the Employment Term, Employee shall be entitled to such insurance, disability and health and medical benefits and be entitled to participate in such retirement plans or programs as are from time to time generally made available to executive employees of the Company pursuant to the policies of the Company; PROVIDED THAT Employee shall be required to comply with the conditions attendant to coverage by such plans and shall comply with and be entitled to benefits only in accordance with the terms and conditions of such plans. The Com pany may withhold from any benefits payable to Employee all federal, state, local and other taxes and amounts as shall be permitted or required to be withheld pursuant to any applicable law, rule or regulation.

               (b) Employee shall be entitled to vacation in accordance with the Company's policy in effect for executive staff, which shall be taken at such time or times as shall be mutually agreed upon with the Company.

          8. DEATH AND DISABILITY. (a) The Employment Term shall terminate on the date of Employee's death, in which event Employee's Salary, reimbursable expenses and benefits owing to Employee through the date of Employee's death shall be paid to his estate. Employee's estate will not be entitled to any other compensation upon termination of this Agreement pursuant to this subparagraph 8(a).

               (b) The Employment term shall terminate upon Employee's Disability. For purposes of this Agreement, "Disability" shall mean a physical or mental disability or infirmity


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that prevents the material performance by Employee of his duties hereunder lasting for a continuous period of six months or longer. The reasoned and good faith judgment of the Company's Board of Directors as to Disability shall be based on such competent medical evidence as shall be presented to it by Employee or by any physician or group of physicians or other competent medical experts employed by Employee or the Company to advise the Company's Board of Directors. In case of such termination, Employee shall be entitled to receive his Salary, reimbursable expenses and benefits owing to Employee through the date of termination. In addition, the Company shall pay to Employee, within 60 days of the date of Employee's termination, in a lump-sum, an amount equal to Employee's then annual Salary. Employee will not be entitled to any other compensation upon termination of his employment pursuant to this subparagraph 8(b).

          9. TERMINATION. The Company shall have the right to terminate the employment of Employee and to terminate this Agreement in the event of: (a) The repeated willful failure of Employee substantially to perform his duties hereunder (other than any such failure due to physical or mental illness) that has not been cured reasonably promptly after a written demand for substantial performance is delivered to Employee by the Company's Board of Directors, which demand identifies the manner in which the Company's Board of Directors believes that Employee has not substantially performed his duties hereunder, (b) Conviction of, or entering a plea of nolo contendere to, a crime that constitutes a felony, (c) Employee's engaging in serious misconduct that is injurious to the Company, (d) the material breach by Employee of any written covenant or agreement with the Company not to disclose any information pertaining to the Company or not to compete with the Company including (without limitation) the covenants and agreements contained in paragraph 11 hereof. Upon such termination, the Company shall be released from any and all further obligations under this Agreement, except that the Company shall be obligated to pay Employee his Salary, reimbursable expenses and benefits owing to Employee through the day on which Employee is terminated. Employee will not be entitled to any other compensation upon termination of this Agreement pursuant to this Paragraph 9.

          10. CHANGE IN CONTROL - TERMINATION OF EMPLOYMENT AND COMPENSATION IN EVENT OF TERMINATION. (a) After a Change in Control (as defined below) of the Company has occurred, if either Employee terminates his employment within six (6) months after he has obtained actual knowledge of the Change in Control or the Company (or any successor thereto) terminates Employee's employment with the Company after the Change in Control, Employee shall be entitled to receive a lump-sum payment (the "TERMINATION COMPENSATION"), in cash, on the Termination Date, in an amount equal to the greater of one year's salary or the salary, bonuses, awards, perquisites and benefits that would have been due to the Employee for the remainder of the Employment Term. The amount of the Termination Compensation shall be computed, at the expense of the Company, by an independent certified public accounting firm selected by the Board of Directors (the "ACCOUNTANTS"), whose computation shall be conclusive and binding upon Employee and the Company.

               (b) For purposes hereof, a "CHANGE IN CONTROL" shall be deemed to have occurred if: (i) any "person" or "group" (as such terms are used in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "ACT")), except for an employee stock



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ownership trust (or any of the trustees thereof) or any of Kenneth S. Ehrman,
N. Bert Loosmore, Bruce Jagid, Martin G. Rosansky, Michael L. Ehrman or Jeffrey M. Jagid, becomes a "beneficial owner" (as such term is used in Rule 13d-3 promulgated under the Act), after the date hereof, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; (ii) a change in "control" of the Company (as the term "control" is defined in Rule 12b-2 or any successor rule promulgated under the Act) shall have occurred;
(iii) the majority of the Board of Directors, as such entire Board of Directors is composed at the date of this Agreement, no longer serve as directors of the Company, except that there shall not be counted toward such majority who no longer serve as directors any director who ceased to serve either prior to the date of a Change in Control, for any reason, or at any other time due to his death, disability or termination for cause; (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or (v) the stockholders of the Company approve a merger or consolidation of the Company with any other company, other than a merger or consolidation which would result in the combined voting power of the Company's voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 70% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation. Notwithstanding the foregoing, any transaction involving a leveraged buyout or other acquisition of the Company which would otherwise constitute a Change in Control, in which Employee participates in the surviving or successor entity (other than solely as an employee or consultant), shall not constitute a Change in Control.

               (c) Notwithstanding anything in this Agreement to the contrary, Employee shall have the right, prior to the receipt by him of any amounts due thereunder, to waive the receipt thereof or, subsequent to the receipt by him of any amounts due hereunder, to treat some or all of such amounts as a loan from the Company which Employee shall repay to the Company, within 90 days from the date of receipt, with interest at the rate provided in Section 7872 of the Code. Notice of any such waiver or treatment of amounts received as a loan shall be given by Employee to the Company in writing and shall be binding upon the Company.

          11. DISCLOSURE OF TRADE SECRETS AND OTHER PROPRIETARY INFORMATION; RESTRICTIVE COVENANTS. Employee acknowledges that, by his employment, he has been and will be in a confidential relationship with the Company and will have access to confidential information and trade secrets of the Company, its subsidiaries and affiliates. Confidential information and trade secrets include, but are not limited to, customer, supplier and client lists, panels and interviewers, price lists, marketing, strategies and procedures, operational techniques, business plans and systems, quality control procedures and systems, special projects and survey and market research, including projects, research and reports for any entity or client, and any other records, files, drawings, discoveries, applications, data, computer software programs and source codes and information concerning the business of the Company and its customers and clients which are not in the public domain. Employee agrees that in consideration of the execution of this Agreement by the Company:




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               (a) Employee will not, during the term of this Agreement or at any time thereafter, use, or disclose to any third party, trade secrets or confidential information of the Company, including, but not limited to, confidential information or trade secrets belonging or relating to the Company, its subsidiaries, affiliates, customers and clients or proprietary procedures of the Company, its subsidiaries, affiliates customers and clients. Proprietary procedures shall include, but shall not be limited to, all information which is known or intended to be known only by employees of the Company, its subsidiaries and affiliates or others in a confidential relationship with the Company or its subsidiaries and affiliates which relates to business matters.

               (b) Employee will not, during the term of this Agreement, directly or indirectly, as an employee, employer, consultant, agent, principal, partner, manager, stockholder, officer, director, or in any other individual or representative capacity, engage in or participate in any business that is competitive with any business carried on by the Company or any of its subsidiaries or affiliates during the term of this Agreement. The ownership by Employee of 5% or less of the issued and outstanding shares of a class of securities which is traded on a national securities exchange or in the over-the-counter market, shall not cause Employee to be deemed a shareholder under this subparagraph 11(b) or constitute a breach of this subparagraph 11(b).

               (c) Employee will not, during the term of this Agreement and for a period of twelve (12) months thereafter, directly or indirectly, work as an employee, employer, consultant, agent, principal, partner, manager, stockholder, officer, director, or in any other individual or representative capacity for any person or entity who or which was a competitor of the Company or any of its subsidiaries or affiliates during the term of Employee's employment with the Company. The ownership by Employee of 5% or less of the issued and outstanding shares of a class of securities which is traded on a national securities exchange or in the over-the-counter market, shall not cause Employee to be deemed a shareholder under this subparagraph 11(c) or constitute a breach of this subparagraph 11(c).

               (d) Employee will not, during the term of this Agreement and for a period of twelve (12) months thereafter, on his behalf or on behalf of any other business enterprise, directly or indirectly, under any circumstance other than at the direction and for the benefit of the Company, (i) solicit for employment or employ any person who was employed by the Company or any of its subsidiaries or affiliates during Employee's employment with the Company, or
(ii) call on, solicit, or take away any person or entity who or which was a customer or the Company or any of its subsidiaries or affiliates during Employee's employment with the Company.

               (e) It is expressly agreed by Employee that the nature and scope of each of the provisions set forth above in this Paragraph 11 are reasonable and necessary. If, for any reason, any aspect of the above provisions as it applies to Employee is determined by a court of competent jurisdiction to be unreasonable or unenforceable, the provisions shall only be modified to the minimum extent required to make the provisions reasonable and/or enforceable, as the case may be. Employee acknowledges and agrees that his services are of unique character and expressly grants to the Company or any subsidiary or affiliate of the Company or any successor of any of them,



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the right to enforce the above provisions through the use of all remedies available at law or in equity, including, but not limited to, injunctive relief.

                (f) This Paragraph 11 and Paragraphs 12 and 13 hereof (and Paragraphs 14 through 19 hereof as they may apply to such Paragraphs) shall survive the expiration or termination of this Agreement for any reason.

          12. COMPANY PROPERTY. (a) Any patents, inventions, discoveries, applications or processes designed, devised, planned, applied, created, discovered or invented by Employee in the course of Employee's employment under this Agreement and which pertain to any aspect of the Company's or its subsidiaries' or affiliates' business shall be the sole and absolute property of the Company, and Employee shall promptly report the same to the Company and promptly execute any and all documents that may from time to time reasonably be requested by the Company to assure the Company the full and complete ownership thereof.

               (b) All records, files, lists, including computer generated lists, drawings, documents, equipment and similar items relating to the Company's business which Employee shall prepare or receive from the Company shall remain the Company's sole and exclusive property. Upon termination of this Agreement, Employee shall promptly return to the Company all property of the Company in his possession. Employee further represents that he will not copy or cause to be copied, print out or cause to be printed out any software, documents or other materials originating with or belonging to the Company. Employee additionally represents that, upon termination of his employment with the Company, he will not retain in his possession any such software, documents or other materials.

          13. EQUITABLE RELIEF. It is mutually understood and agreed that Employee's services are special, unique, unusual, extraordinary and of an intellectual character giving them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Accordingly, in the event of any breach of this Agreement by Employee, including, but not limited to, the breach of any of the provisions of Paragraphs 11 or 12 hereof, the Company shall be entitled to equitable relief by way of injunction or otherwise in addition to any damages which the Company may be entitled to recover. In addition, the Company shall be entitled to reimbursement from Employee, upon request, of any and all reasonable attorneys' fees and expenses incurred by it in enforcing any term or provision of this Agreement.

          14. CONSENT TO NEW YORK JURISDICTION AND VENUE. The Employee hereby consents and agrees that the Supreme Court of the State of New York for the County of New York and the United States District Court for the Southern District of New York each shall have personal jurisdiction and proper venue with respect to any dispute between the Employee and the Company. In any dispute with the Company, the Employee will not raise, and hereby expressly waives, any objection or defense to any such jurisdiction as an inconvenient forum.

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          15. NOTICE. Except as otherwise expressly provided, any notice, request, demand or other communication permitted or required to be given under this Agreement shall be in writing, shall be sent by one of the following means to the Employee at his address set forth on the first page of this Agreement and to the Company at its address set forth on the first page of this Agreement,
Attention: Jeffrey Jagid, with a copy to Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York 10036, Attention: Henry I. Rothman, Esq. (or to such other address as shall be designated hereunder by notice to the other parties and persons receiving copies, effective upon actual receipt), and shall be deemed conclusively to have been given: (a) on the first business day following the day timely deposited with Federal Express (or other equivalent national overnight courier) or United States Express Mail, with the cost of delivery prepaid or for the account of the sender; (b) on the fifth business day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (c) when otherwise actually received by the addressee on a business day (or on the next business day if received after the close of normal business hours or on any non-business day).

          16. INTERPRETATION; HEADINGS. The parties acknowledge and agree that the terms and provisions of this Agreement have been negotiated, shall be construed fairly as to all parties hereto, and shall not be construed in favor of or against any party. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          17. SUCCESSORS AND ASSIGNS; ASSIGNMENT; INTENDED BENEFICIARIES. Neither this Agreement, nor any of Employee's rights, powers, duties or obligations hereunder, may be assigned by Employee. This Agreement shall be binding upon and inure to the benefit of Employee and his heirs and legal representatives and the Company and its successors. Successors of the Company shall include, without limitation, any corporation or corporations acquiring, directly or indirectly, all or substantially all of the assets of the Company, whether by merger, consolidation, purchase, lease or otherwise, and such successor shall thereafter be deemed "the Company" for the purpose hereof.

          18. NO WAIVER BY ACTION. Any waiver or consent from the Company respecting any term or provision of this Agreement or any other aspect of the Employee's conduct or employment shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of the Company at any time or times to require performance of, or to exercise any of its powers, rights or remedies with respect to, any term or provision of this Agreement or any other aspect of the Employee's conduct or employment in no manner (except as otherwise expressly provided herein) shall affect the Company's right at a later time to enforce any such term or provision.

          19. COUNTERPARTS; NEW YORK GOVERNING LAW; AMENDMENTS; ENTIRE AGREEMENT. This Agreement may be executed in two counterpart copies, each of which may be executed by one of the parties hereto, but all of which, when taken together, shall constitute a single agreement



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binding upon all of the parties hereto. This Agreement and all other aspects of the Employee's employment shall be governed by and construed in accordance with the applicable laws pertaining in the State of New York (other than those that would defer to the substantive laws of another juris diction). Each and every modification and amendment of this Agreement shall be in writing and signed by the parties hereto, and any waiver of, or consent to any departure from, any term or provision of this Agreement shall be in writing and signed by each affected party hereto. This Agreement contains the entire agreement of the parties and supersedes all prior representations, agreements and understandings, oral or otherwise, between the parties with respect to the matters contained herein.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                         I.D. SYSTEMS, INC.



                                         By: /s/ Kenneth S. Ehrman
                                            --------------------------------
                                              Name: Kenneth S. Ehrman
                                              Title: President


                                             /s/ N. Bert Loosmore
                                         -----------------------------------
                                                 N. BERT LOOSMORE











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